EXHIBIT 10.8

JOINT VENTURE OPERATING AGREEMENT

THIS AGREEMENT (this "Agreement") is made as of April 8, ,2004, by and between MICHAEL BAKER, JR., INC. ("Baker"), a Pennsylvania corporation, STANLEY CONSULTANTS, INC. ("Stanley"), an Iowa corporation, HILL INTERNATIONAL, INC. ("Hill"), a Delaware corporation and Stanley Baker Hill, LLC (the "Company"), a Delaware limited liability company. Baker, Stanley and Hill are hereinafter sometimes collectively referred to "Members" and individually as a "Member".

WITNESSETH

WHEREAS, each of the Members is in the business, inter alia, providing construction management and service contract performance management; and

WHEREAS, the US ARMY CORPS OF ENGINEERS TRANSATLANTIC PROGRAM CENTER ("U.S. Corps") has issued a Solicitation, Offer and Award ("Offer") for a third party, to be appointed as an independent contractor by U.S. Corps, to provide various architect-engineer services in Iraq, specifically IDIQ Contract for Construction Management and General A/E Services for Facilities in Iraq, solicitation number W912ER-04-R-0008 (the "Contract"); and

WHEREAS, the Members have formed the Company for the purpose of providing services to the U.S. Corps under the Contract; and

WHEREAS, the Members have entered into a Limited Liability Company Agreement, dated as of April 8,, 2004 (the "Limited Liability Company Agreement") with respect to the Company; and

WHEREAS, the Members have caused to be filed with the Delaware Secretary of State an Amended and Restated Certificate of Formation, dated February 18,2004 (the "Certificate").

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and agreements contained herein, and intending to be legal bound Baker, Stanley, Hill and the Company hereby agree as follows:

ARTICLE I

ORGANIZATION

1.1  Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below, except as otherwise specified or as the context may otherwise require:

"Affiliates" shall mean any person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with a Member.

"Board of Directors" shall mean the Board of Directors of the Company as provided in Article 7 of the Limited Liability Company Agreement;.

"Program Manager" shall have the meaning given in Article 7 of the Limited Liability Company Agreement.

"Project Staff' shall mean those individuals provided by the Members that are reimbursable through a compensated Task Order. These individuals are to be citizens of the United States and/or a current employee of a Member.

1.2  Conflicts. If there is any conflict between this Agreement and the terms of either the Limited Liability Company Agreement or the Certificate of Formation, the terms of the Limited Liability Company Agreement or the Certificate of Formation, as the case may be, shall govern.

ARTICLE II

PROVISIONS RELATING TO OPERATIONS

2.1  Personnel. The Members and the Company agree that the personnel used by the Company to service the Contract shall be as follows:

(a)
Project Staff. The Members shall provide Project Staff to the Company in amounts equal to the Member's respective Membership Interest of the Company (as defined by the Limited Liability Company Agreement). Therefore, initially, each of the Members shall provide approximately the same amount of Project Staff to the Company. Such Project Staff shall remain individual employees of the Members or one of their Affiliates and shall be subcontracted to the Company. The amount of Project Staff provided will be determined by the total labor based revenue (not including subcontractor or other direct costs) generated by the Project Staff (direct labor plus overhead) and invoiced by the Member to the Company. By way of example, the Members will have provided the same amount of Project Staff if one Member provides three Project Staff personnel with an invoiced cost of $50,000 each, one Member provides two Project Staff personnel with an invoiced cost of $75,000 each and one Member provides one Project Staff person with an invoiced cost of$150,000.

(b)
As-Needed Support Staff. In addition to the Project Staff, to fulfill the requirements of the Contract, the Members and the Company acknowledged that the Company will need the support of certain staff personnel of the Members (the "As-Needed Support Staff'). The As-Needed Support Staff shall remain employees of the individual Members and their services will be subcontracted to the Company by the Members if requested by the Company on terms mutually acceptable to the Company and the respective Member. The Company shall, and the Members shall cause the Company to use As-Needed Support Staff from each of the Members in amounts equal to the Member's respective Membership Interest of the Company. The amount of As-Needed Support Staff provided will be determined by the total labor based revenue (not including subcontractors or other direct costs) generated by the As-Required Support Staff (direct labor plus overhead) and invoiced by the Member to the Company.

(c)
All U.S. citizens hired in connection with the performance of the Contract will be hired by one of the Members (rather than by the Company) and will be either Project Staff or As-Needed Support Staff provided by such Member. As set forth in the Limited Liability Company Agreement, the Managing Director of the Company shall have the responsibility to balance the provision of the Project Staff and the As-Needed Support Staff to the Company in accordance with this Joint Venture Operating Agreement. The Members obligations to provide overhead support to the Company are listed on Annex C.

(d)
Attached Annexes A & B detail the terms on which the Members will invoice the Company and the Company will invoice the U.S. Corps with respect to the provision of Project Staff and As-Needed Support Staff.

(e)
Subcontractors. The Company shall hire and use the services of subcontractors as determined by the Program Manager, Managing Director or Board of Directors, as set forth in Section 7.7 (g) of the Limited Liability Company Agreement.

(t)
Non-Iraqi Expatriate Personnel. The Company shall use the services of non-Iraqi expatriate personnel not currently employed by one of the Members as determined by the Program Manager or Managing Director in accordance with the terms of the Limited Liability Company Agreement. Such non-Iraqi expatriate personnel shall be employed by the Company or a subsidiary of the Company as determined by the Program Manager or Managing Director. No U.S. citizen shall be hired by the Company as a non-Iraqi expatriate. Rather, such persons shall be hired by one of the Members as set forth in subparagraph (c) above. The attached Annex B details the terms on which the Company will invoice the U.S. Corps with respect to the services provided by such non-Iraqi expatriate personnel.

(g)
Local Iraqi Personnel. The Company shall use the services of local Iraqi personnel as determined by the Program Manager. Such local Iraqi personnel shall be employed by the Company or a subsidiary of the Company as determined by the Program Manager. The attached Annex B details the terms on which the Company will invoice the U.S. Corps with respect to the services provided by such local Iraqi personnel.

2.2  Equipment. If the Company determines that it needs to use the equipment of a Member in connection with the performance of the Contract, the Company and such Member shall negotiate in good faith to determine the terms of use of such equipment. No Member shall be required to provide equipment to the Company except on terms mutually acceptable to the Company and such Member, each in their sole discretion.

2.3  Insurance. Each Member agrees that such Member will procure and maintain, during the term of the Limited Liability Company Agreement, relevant business, professional liability and general liability insurance covering all actions of, by, or on behalf of, such Member related to services provided by such Member to the Company. Such insurance shall be in such amounts and on such terms as are customarily maintained by entities engaged in activities similar to the activities of the Members in connection with or related to the Contract.

2.4  Board Expenses. Each member shall invoice the Company for out-of-pocket expenses incurred by such Member in connection with attendance of such Member's designated director at meetings of the Board of Directors. The Members shall not invoice the Company for compensation paid to such Member's designated director in connection with attendance at meetings of the Board of Directors.

ARTICLE III

INDEMNIFICATION

3.1  Indemnification of each Member by the other Members. Each Member (the "Indemnifying Party") shall indemnify, defend, and hold harmless each of the other Members (both individually or collectively, the "Indemnified Party") against all costs (including reasonable legal costs) expenses or other liabilities not covered by insurance which the Indemnified Party may incur as a result of the gross negligence or willful misconduct of the Indemnifying Party to the extent that such gross negligence or willful misconduct relates to the Company or the performance of the Contract.

3.2  Procedure for Defense. Promptly after receipt by an Indemnified Party of notice of the commencement of any action against the Indemnified Party, such Indemnified Party shall give notice to the Indemnifying Party. The Indemnifying Party shall be entitled to participate in the defense of the action and, to the extent that it may elect in its discretion by written notice to the Indemnified Party, to assume the control and defense and/or settlement of such action; provided, however, that (i) both the Indemnifying Party and the Indemnified Party must consent and agree to any settlement of any such action, except that if the Indemnifying Party has reached a bona fide settlement agreement with the plaintiff(s) in any such action that involves only the payment of cash and the Indemnified Party does not consent to such settlement agreement, then the dollar amount specified in the settlement agreement shall act as an absolute maximum limit on the indemnification obligation of the Indemnifying Party, and (ii) if the defendants in any such action include both the Indemnifying Party and the Indemnified Party and if the Indemnified Party shall have reasonably concluded that there are legal defenses available to it which are in conflict with those available to the Indemnifying Party, then the Indemnified Party shall have the right to select separate counsel to assert such legal defenses and otherwise to participate in the defense of such action on its own behalf, and the fees and disbursements of such separate counsel shall be included in the amount which the Indemnified Party is entitled to recover under the terms and subject to the conditions of this Agreement.

ARTICLE IV

 MISCELLANEOUS PROVISIONS

4.1  No Inadvertent Waiver of Rights. No failure or delay on the part of any of the parties in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right 0r privilege preclude other or further exercise thereof or of any other right, power or privilege.

4.2  Term of Agreement. Unless otherwise provide hereunder, this Agreement shall continue in full force and effect until termination by the Member's mutual consent.

4.3  Assignment. Neither this Agreement nor any rights or obligations hereunder are assignable in whole or in part by any party without the prior written consent of all the Members; provided, however, that any Member may assign its rights hereunder to an Affiliate of such Member if it assigns its interests in the Company to such Affiliate.

4.4  Severability. If any of the provisions of this Agreement are held invalid or unenforceable and unless the invalidity or unenforceability thereof does substantial violence to the underlying intent and sense of the remainder of this Agreement, such invalidity or unenforceability shall not effect in any way the validity or enforceability of any other provisions of this Agreement except those of which the invalidated or unenforceable provisions comprise an integral part of or are otherwise clearly inseparable from. That invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

4.5  Notices. No notice or other communication hereunder shall be sufficient to affect any rights, remedies or obligations of any party hereto unless such notice or communication is in writing and delivered to the person or persons whose rights, remedies or obligations are affected, except that any such written notice or communication which is hand delivered, delivered by prepaid overnight courier service or mailed by prepaid certified mail, return receipt requested, addressed to the respective and appropriate party as follows (or to such other address as the parties may indicate in writing in accordance with this Section 4.5):

If to Baker Member to:	John Whiteford, Exec. Vice President
Michael Baker, Jr., Inc.
Airside Business Park
100 Airside Drive
Moon Township, PA 15108

If to Stanley Member to:	James A. Hollatz, Sr. Vice President
Stanley Consultants, Inc.
Stanley Building
225 Iowa Ave.
Muscatine,IA 52761

If to Hill Member to:	Kathye A. Johnson, Sr. Vice President
Hill International, Inc.
303 Lippincott Centre
Marlton, NJ 08053

If to the Company to:	William H. Dengler, Jr.
Hill International, Inc.
303 Lippincott Centre
Marlton, NJ 08053

shall be deemed sufficient upon hand delivery, one day after deposit with such overnight courier service or three days after such mailing, as the case may be.

4.6  Copies of Notices. A copy of any notice, service of process or other document in the nature thereof relating to the Company, received by any Member from anyone other than the other Member shall be delivered by the receiving Member to the other Member as soon as practicable.

4.7  Necessary Measures and Good Faith; No Agency. The parties shall in a timely manner take all measures which are necessary or. appropriate to cause the Company and its Board of Directors to implement the provisions of this Agreement and the transactions contemplated hereby, and the parties shall at all times act in good faith with respect to the obligations incurred by them hereunder. No party shall be the agent, partner or legal representative of the other or of the Company, either express or implied, nor shall any party have the right or power to enter into any contractual obligation whatsoever on behalf of the other or the Company.

4.8  Governing Law. The validity, performance, and all matters relating to the interpretation and effect of this Agreement shall be governed by the internal law in effect in the State of Delaware, without regard to principles of law (such as "conflicts of law") that might make the law of some other jurisdiction applicable. The interest of each Member in the Company shall be personal property for all purposes.

4.9  Captions. The captions used at the commencement of various articles, sections and subsections of this Agreement are for purposes of ease of reference only, and in no event or respect shall the substance of any provision or the intent of the parties be interpreted or controlled by any such captions.

4.10  Counterpart Originals. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Michael Baker, Jr., Inc.
By: /s/ John D. Whiteford
John D. Whiteford Executive Vice President

Stanley Consultants, Inc.
By: /s/ James A. Hollatz
James A. Hollatz Senior V.P.

Hill International, Inc.
By: /s/ Kathye A. Johnson Kathye A. Johnson
Senior Vice President

Stanley Baker Hill, LLC
By: /s/ William H. Dengler William H. Dengler V.P. and Corporate Secretary

Annex A

PARTNER FIRM SERVICES TO SBR LLC
	Labor	Overhead Value	Profit	Contract Type to	Invoicing Method
				SBHLLC	To SBHLLC
SERVICE TYPE
Overhead Support	Direct Cost	50%	0	T&M	T&M
(As-Needed Support Staff)
Fixed Price Support
(Project Staff)
Short-Term Assignment	Exhibit A Rate				Monthly %
(Less than or equal to 6	Schedule	153.93%	0	Firm Fixed Price	Complete
months)
Long-Term Assignment	Exhibit A Rate				Monthly %
(Greater than 6 months)	Schedule	133.15%	0	Firm Fixed Price	Complete
Cost Reimbursable Support
(Project Staff)
Short-Term Assignment		Stanley-157.01%		T&M, Not to	Monthly Progress
(Less than or equal to 6	Direct Cost	Baker-156.93%	0	Exceed	Payment
months)		Hill- 147.85%
Long-Term Assignment		Stanley - 133.18%		T&M, Not to	Monthly Progress
(Greater than 6 months)	Direct Cost	Baker - 137.09%	0	Exceed	Payment
		Hill 129.19%

Annex B

SBR LLC SERVICES TO GOVERNMENT
	Labor	Overhead Value	Profit	Contract Type to	Invoicing Method
				SBHLLC	To Government
SERVICE TYPE
Overhead Support	SBH LLC OVERHEAD COST - NOT DIRECT CHARGED TO GOV/T
Fixed Price Support
Short-Term Assignment	Exhibit A, C, & D				Monthly %
(Less than or equal to 6	Rate Schedules	153.93%	Negotiated	Firm Fixed Price	Complete
months)%
Long-Term Assignment	Exhibit A, C, & D				Monthly %
	Rate Schedules	133.15%	Negotiated	Firm Fixed Price	Complete
			%
Iraqi Workforce	Exhibit B Rate				Monthly %
	Schedules	104.51%	Negotiated	Firm Fixed Price	Complete
			%
Cost Reimbursable Support
Short-Term Assignment				Cost Reimbursable,	Monthly Progress
(Less than or equal to 6	Direct Cost	153.93%	Award Fee	Award Fee	Payment
months)
Long-Term Assignment				Cost Reimbursable,	Monthly Progress
(Greater than 6 months)	Direct Cost	133.15%	Award Fee	Award Fee	Payment
Iraqi Workforce	Direct Cost	104.51%	Award Fee	Cost Reimbursable,	Monthly Progress
				Award Fee	Payment

Annex C
Member Overhead Support Obligations

The following services are those that will be provided by the Members as part of the Company's overhead. These are services to be performed in the U.S. and will not be covered by an individual task order.

Baker:

Accounting and Financial Services.

Hill:

Legal and Subcontracting Services.
HR and Personnel Logistical Support. Hill will provide the Company with HR Services and logistical support for transit to Iraq. Hill will also provide EEO reporting services.

Stanley:

Insurance Program .
SBE/DBE Compliance Support and Reporting